UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) OR 12(g) of

the Securities Exchange Act of 1934

SIGNATURE GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-3783818
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15303 Ventura Boulevard, Suite 1600 Sherman Oaks, CA	91403
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

This Amendment No. 1 to Form 8-A is being filed by Signature Group Holdings, Inc., a Delaware corporation (the “Registrant”), which is the successor to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”), following a statutory merger effective on January 2, 2014 (the “Merger”) effected for the purpose of changing Signature Nevada’s state of incorporation to Delaware.

The Registrant hereby amends the following items, exhibits or other portions of Signature Nevada’s Form 8-A filed with the Securities and Exchange Commission on March 17, 1993, as set forth below.1

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

For a description of the securities of the Registrant being registered hereunder, reference is made to the information set forth under the heading “Description of Holdings Capital Stock” contained in the Schedule 14A filed by Signature Nevada with the Securities and Exchange Commission on November 27, 2013, which description shall be deemed incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

4.1	Specimen Stock Certificate with respect to shares of common stock, par value $0.001 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

4.2	Form of Warrant to purchase shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Signature Nevada with the Securities and Exchange Commission on June 10, 2010 (SEC file no. 001-08007)).

10.1	Form of Registration Rights Agreement, entered into between Signature Nevada and the investors thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Signature Nevada with the Securities and Exchange Commission on June 10, 2010 (SEC file no. 001-08007)).

[1]	Signature Nevada’s initial Form 8-A was filed as a Form 8-A12B since Signature Nevada’s Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Signature Nevada’s Common Stock was listed on a national securities exchange. However, at this time, the Registrants’ Common Stock is registered pursuant to Section 12(g) of the Exchange Act as it is not listed on a national securities exchange.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGNATURE GROUP HOLDINGS, INC. (Registrant)

By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Executive Vice President, General Counsel and Secretary

Dated: January 10, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

4.1	Specimen Stock Certificate with respect to shares of common stock, par value $0.001 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 2, 2014 (SEC file no. 000-15569)).

4.2	Form of Warrant to purchase shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Signature Nevada with the Securities and Exchange Commission on June 10, 2010 (SEC file no. 001-08007)).

10.1	Form of Registration Rights Agreement, entered into between Signature Nevada and the investors thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Signature Nevada with the Securities and Exchange Commission on June 10, 2010 (SEC file no. 001-08007)).